HERSHA HOSPITALITY TRUST

510 Walnut Street | 9th Floor

Philadelphia | PA | 19106

p. 215.238.1046 | f. 215.238.0157

hersha.com

HERSHA HOSPITALITY TRUST

ANNOUNCES THIRD QUARTER 2013 RESULTS

- Same Store Consolidated RevPAR reaches new high of $146.56 -

- Same Store Consolidated RevPAR excluding DC markets Improved 5.1% -

- Same Store Consolidated Occupancy exceeds prior peak at 83.6% -

Philadelphia, PA, November 6, 2013 -- Hersha Hospitality Trust (NYSE: HT, “Hersha” or the “Company”), owner of upscale hotels in urban gateway markets, today announced results for the third quarter ended September 30, 2013.

Third Quarter 2013 Financial Results

Adjusted Funds from Operations (“AFFO”) in the third quarter increased by $3.3 million to $26.5 million, compared to $23.2 million for the third quarter of 2012.  AFFO per diluted common share and unit of limited partnership interest in Hersha Hospitality Limited Partnership (“OP Unit”) was $0.13, an increase from AFFO of $0.11 per diluted common share and OP Unit reported in the same quarter in 2012.  The Company’s weighted average diluted common shares and OP Units outstanding were approximately 208.6 million in the third quarter 2013.

Net loss applicable to common shareholders was $1.1 million for the third quarter ended September 30, 2013, compared to net income applicable to common shareholders of $2.7 million for the comparable quarter in 2012.  The loss reported in the third quarter was due to a non-cash impairment charge on assets held for sale, which were reclassified to discontinued operations. It should be noted that upon the culmination of the non-core asset sale, the Company forecasts a book gain of approximately $30.0 million.

Mr. Jay H. Shah, Hersha Hospitality Trust’s Chief Executive Officer stated, “During the third quarter, Hersha’s portfolio occupancy exceeded the Company’s prior peak reached in 2007, while same store RevPAR also registered a record high. Market conditions in Washington D.C. and Philadelphia were challenging and muted our portfolio performance this quarter.  Our same store consolidated portfolio performance was driven by the West Coast and New York markets, with RevPAR increases of 9.6% and 5.9%, respectively.”

Mr. Shah continued, “The third quarter’s defining event, however, was the Company’s agreement to sell 16 hotels for gross proceeds of $217 million, completing our transformation into a pure play, urban transient portfolio with significant presence in the highest demand gateway markets in the United States. Since 2008, we have sold 46 non-strategic hotels generating approximately $460 million in gross proceeds, demonstrating an ability to strategically recycle capital into high quality assets. Hersha will continue to work to reduce leverage and redeploy capital into higher growth opportunities in Miami and on the West Coast.  With this execution, we have fortified Hersha’s position as the leading urban-focused hospitality REIT in the sector.  Furthermore, the Company’s refined portfolio, combined with significant development projects coming on-line in Miami and New York, as well as the continued ramp-up at the Hyatt Union Square, position us well for ongoing outperformance.”

Third Quarter 2013 Operating Results

For the quarter ended September 30, 2013, revenue per available room (“RevPAR”) at the Company's 41 consolidated hotels compared to 38 hotels as of September 30, 2012, was up 3.3% to $145.82 compared to $141.11 in the prior year period.  The Company’s average daily rate (“ADR”) at its consolidated hotels increased by 3.2% to $177.22, while occupancy at consolidated hotels increased 13 basis points to 82.3%.  Hotel EBITDA at the Company’s consolidated hotels grew approximately 9.5%, or $2.9 million, to $33.3 million for the quarter ended September 30, 2013 compared to the same period in 2012.  Hotel EBITDA margins were 36.9% in the third quarter 2013.  Renovation disruptions at the Courtyard Miami, The Boxer and the Rittenhouse Hotel negatively impacted EBITDA by approximately $500,000.

On a same-store basis (36 hotels), RevPAR at the Company’s consolidated hotels for the quarter ended September 30, 2013 was up 3.5% to $146.56 compared to $141.56 in the prior year period.  ADR at the Company’s same-store consolidated hotels increased 2.0% to $175.36, while occupancy at same-store consolidated hotels increased 120 basis points to 83.6%.

Hotel EBITDA margins at the Company’s same-store consolidated hotels decreased 110 basis points to 39.7% in the third quarter 2013, and were significantly impacted by a 14.2% increase in property taxes, as well as higher insurance costs. Excluding the increase in property taxes, the Company’s Hotel EBITDA margins would have been approximately the same year-over-year.

New York City and Manhattan

The New York City hotel portfolio, which includes the five boroughs, consisted of 16 hotels as of September 30, 2013. For the third quarter 2013, the Company’s same-store New York City hotel portfolio (15 hotels) recorded a 5.9% increase in RevPAR to $196.95 as ADR increased 4.1% to $214.67, while occupancy increased 151 basis points to 91.7%.

The Manhattan hotel portfolio consisted of 13 hotels as of September 30, 2013. For the third quarter of 2013, the Company’s same-store Manhattan hotel portfolio (12 hotels) recorded a 4.6% increase in RevPAR to $207.50, as ADR increased 3.5% to $224.19, and occupancy increased 97 basis points to 92.6%.  Furthermore, the Manhattan hotel portfolio reported strong gross operating profit (“GOP”) margins of 58.1%, and GOP flow-through of 69.1%.  However, a 14.4% increase in property taxes led to a 20 basis point hotel EBITDA margin decline during the quarter. Excluding the impact of increased property taxes, hotel EBITDA margins for the Manhattan portfolio would have increased 90 basis points.

Financing

As of September 30, 2013, the Company maintained significant financial flexibility with approximately $46.6 million of cash and cash equivalents and $170 million available on its $250 million senior unsecured revolving line of credit.  As of September 30, 2013, 90.6% of the Company’s consolidated debt is fixed rate debt or effectively fixed through interest rate swaps and caps.  The Company’s total consolidated debt has a weighted average interest rate of approximately 4.76% and a weighted average life-to-maturity of approximately 3.8 years.

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 2

Dispositions

The Company continued its efforts to recycle capital from stabilized, select service assets in suburban markets to higher growth urban gateway assets.

On September 17, 2013, Hersha completed the sale of the 127-room Holiday Inn Express, Camp Springs, Maryland for an aggregate sale price of $8.5 million.  Based upon the trailing twelve month net operating income as of June 30, 2013, the asset was sold for a capitalization rate of 4.9% and a 16.2x hotel EBITDA multiple.

On September 20, 2013, Hersha entered into a definitive agreement to sell 16 hotels to Blackstone Real Estate Advisors for gross proceeds of $217 million, or approximately $125,000 per key, marking the Company’s exit from Long Island and suburban Philadelphia, as well as the sale of our remaining consolidated properties in Connecticut and Rhode Island.  The Company values the anticipated sale of these hotels at a trailing twelve months capitalization rate of approximately 8% and a hotel EBITDA multiple of 11x.

In conjunction with the anticipated sale, the Company expects to repay approximately $79 million of outstanding debt, which will result in the Company receiving cash proceeds of $138 million before customary closing costs and transaction expenses.  The Company anticipates recording a book gain of approximately $30 million on the sale of these assets.

The transaction is expected to close by the end of first quarter 2014, and is subject to customary closing conditions.

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 3

Outlook for 2013

The Company is updating its guidance for 2013, to include the core portfolio and exclude the assets recently reclassified into Discontinued Operations and considering management’s current outlook.  The Company’s fourth quarter performance is significantly impacted by the difficult comparisons related to the fourth quarter of 2012 when the Company recognized very strong operating results as a result of Hurricane Sandy related relief efforts.  The fourth quarter results are also impacted by weakness experienced in the lodging sector during October 2013 as a result of the recent governmental shutdown.

Metric	YTD as of September 30, 2013 (Actual)	Q4 2013 (Forecast)	FY 2013 (Guidance)
Total consolidated RevPAR growth:	6.1%	1.0% to 2.0%	4.5% to 5.5%
Total consolidated Hotel EBITDA margins:	-120 bps	-175 bps to -225 bps	-100 bps to -150 bps
Same-store consolidated RevPAR growth:	6.6%	-0.50% to -1.0%	4.0% to 5.0%
Same-store consolidated Hotel EBITDA margin improvement:	Flat	-200 to -250 bps	-50 bps to -100 bps

Dividend

In the third quarter, Hersha paid a dividend of $0.50 per Series B Preferred Share and $0.4297 per Series C Preferred Share on October 15, 2013 to holders of record as of October 1, 2013.

The Company also paid a dividend of $0.06 per Common Share and per Limited Partnership Unit for the third quarter ended September 30, 2013 on October 15, 2013 to holders of record as of October 1, 2013.

Third Quarter 2013 Conference Call

Hersha will host a conference call to discuss the Company’s financial results at 9:00 AM Eastern time on Thursday, November 7, 2013. A live webcast of the conference call will be available online on the Company’s website at www.hersha.com. The conference call can be accessed by dialing (888) 427-9376 or (719) 325-2463 for international participants.  A replay of the call will be available from 12:00 p.m. Eastern Time on Thursday, November 7, 2013, through midnight Eastern Time on November 21, 2013. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international participants.  The passcode for the call and the replay is 5897187.  A replay of the webcast will be available on the Company’s website for a limited time.

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 4

About Hersha Hospitality

Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high quality upscale hotels in urban gateway markets. The Company’s 48 hotels totaling 7,755 rooms are located in New York, Boston, Philadelphia, Washington, DC, Miami and select markets on the West Coast. The Company’s shares are traded on The New York Stock Exchange-Euronext under the ticker “HT”. For more information on the Company, and the Company’s hotel portfolio, please visit the Company's website at www.hersha.com.

Non-GAAP Financial Measures

An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of FFO, AFFO, EBITDA and Adjusted EBITDA to net income or loss, the most directly comparable U.S. GAAP measures, is included at the end of this release.

Forward Looking Statement

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These forward-looking statements may include statements related to the Company’s ability to outperform, the ongoing recovery of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, the completion of acquisitions under contract, the Company’s ability to identify and complete the acquisition of hotel properties in new markets, the Company’s ability to enter into contracts for and complete the disposition of non-core assets, the Company’s ability to complete the hotel redevelopment projects, the Company’s ability to increase margins, including Hotel EBITDA margins, and the Company’s operating expectations for the full 2013 calendar year. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed by the Company with the Securities and Exchange Commission (“SEC”), the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013 to be filed by the Company with the SEC on or about November 7, 2013, and other documents filed by the Company with the SEC from time to time.

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 5

HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share data)
	September 30, 2013	December 31, 2012
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation, Including Consolidation of Variable Interest Entity Assets of $86,138 and $86,657	$1,487,605	$1,466,713
Investment in Unconsolidated Joint Ventures	14,251	16,007
Development Loans Receivable	-	28,425
Cash and Cash Equivalents	46,588	69,059
Escrow Deposits	30,175	26,792
Hotel Accounts Receivable, Net of Allowance for Doubtful Accounts of $18 and $365	11,344	11,538
Deferred Financing Costs, Net of Accumulated Amortization of $6,701 and $4,841	8,344	8,695
Due from Related Parties	6,318	8,488
Intangible Assets, Net of Accumulated Amortization of $3,348 and $2,413	8,023	8,698
Deposits on Hotel Acquisitions	15,486	37,750
Other Assets	24,927	25,514
Hotel Assets Held for Sale	178,695	-

Total Assets	$1,831,756	$1,707,679

Liabilities and Equity:
Line of Credit	$79,700	$-
Unsecured Term Loan	150,000	100,000
Unsecured Notes Payable	51,548	51,548
Mortgages Payable, including Net Unamortized Premium and Consolidation of Variable Interest Entity Debt of $56,107 and $57,256	568,496	641,160
Accounts Payable, Accrued Expenses and Other Liabilities	34,465	33,838
Dividends and Distributions Payable	15,950	15,621
Due to Related Parties	7,224	4,403
Liabilities Related to Hotel Assets Held for Sale	79,291	-

Total Liabilities	986,674	846,570

Redeemable Noncontrolling Interests - Common Units	$-	$15,321

Equity:
Shareholders' Equity:
Preferred Shares: $.01 Par Value, 29,000,000 shares Authorized, 7,600,000 Series B and C Shares Issued and Outstanding at September 30, 2013 and 7,000,000 Series A and B Preferred Shares Issued and Outstanding at December 31, 2012, with Liquidation Preferences of $25 Per Share	76	70
Common Shares: Class A, $.01 Par Value, 300,000,000 Shares Authorized at September 30, 2013 and December 31, 2012, 202,673,802 and 198,672,356 Shares Issued and Outstanding at September 30, 2013 and December 31, 2012, respectively	2,027	1,986
Common Shares: Class B, $.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding	-	-
Accumulated Other Comprehensive Loss	(422)	(1,786)
Additional Paid-in Capital	1,198,760	1,178,292
Distributions in Excess of Net Income	(383,991)	(348,734)
Total Shareholders' Equity	816,450	829,828

Noncontrolling Interests:
Noncontrolling Interests - Common Units	28,786	15,484
Noncontrolling Interests - Consolidated Variable Interest Entity	(154)	476
Total Noncontrolling Interests	28,632	15,960

Total Equity	845,082	845,788

Total Liabilities and Equity	$1,831,756	$1,707,679

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 6

HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Revenues:
Hotel Operating Revenues	$90,250	$79,102	$246,019	$214,827
Interest Income from Development Loans	-	463	158	1,602
Other Revenue	41	50	135	164
Total Revenues	90,291	79,615	246,312	216,593

Operating Expenses:
Hotel Operating Expenses	50,297	43,512	137,550	119,107
Gain on Insurance Settlements	-	-	(403)	-
Hotel Ground Rent	245	214	739	622
Real Estate and Personal Property Taxes and Property Insurance	6,331	5,015	17,754	13,781
General and Administrative	3,259	2,782	9,123	8,885
Stock Based Compensation	1,992	1,923	6,819	6,322
Acquisition and Terminated Transaction Costs	27	86	803	1,168
Depreciation and Amortization	14,572	12,488	41,156	35,611
Gain on Hotel Acquisitions	-	-	(12,108)	-
Total Operating Expenses	76,723	66,020	201,433	185,496

Operating Income	13,568	13,595	44,879	31,097

Interest Income	450	407	1,375	859
Interest Expense	10,528	9,387	29,573	27,863
Other Expense	261	42	837	564
Loss on Debt Extinguishment	-	3	545	249
Income before Income (Loss) from Unconsolidated Joint Ventures Investments, Income Taxes and Discontinued Operations	3,229	4,570	15,299	3,280

Unconsolidated Joint Ventures
Income (Loss) from Unconsolidated Joint Ventures	227	237	(21)	(79)
Loss from Remeasurement of Investment in Unconsolidated Joint Ventures	-	(1,668)	-	(1,892)
Income (Loss) from Unconsolidated Joint Venture Investments	227	(1,431)	(21)	(1,971)

Income before Income Taxes	3,456	3,139	15,278	1,309

Income Tax Benefit	2,375	-	2,282	-
Income from Continuing Operations	5,831	3,139	17,560	1,309

Discontinued Operations
(Loss) Gain on Disposition of Hotel Properties	(11)	(183)	1,032	11,269
Impairment of Asset Held for Sale	(6,591)	-	(10,314)	-
Income from Discontinued Operations	3,070	2,938	4,431	2,791
(Loss) Income from Discontinued Operations	(3,532)	2,755	(4,851)	14,060

Net Income	2,299	5,894	12,709	15,369

Loss Allocated to Noncontrolling Interests	164	279	628	223
Preferred Distributions	(3,589)	(3,500)	(11,022)	(10,500)
Extinguishment of Issuance Costs Upon Redemption of Series A Preferred Stock	-	-	(2,250)	-

Net (Loss) Income Applicable to Common Shareholders	$(1,126)	$2,673	$65	$5,092

Earnings per Share:
BASIC
Income (Loss) from Continuing Operations Applicable to Common Shareholders	$0.01	$0.00	$0.02	$(0.05)
(Loss) Income from Discontinued Operations	(0.02)	0.01	(0.02)	0.07

Net (Loss) Income Applicable to Common Shareholders	$(0.01)	$0.01	$0.00	$0.02

DILUTED
Income (Loss) from Continuing Operations Applicable to Common Shareholders	$0.01	$0.00	$0.02	$(0.05)
(Loss) Income from Discontinued Operations	(0.02)	0.01	(0.02)	0.07

Net (Loss) Income Applicable to Common Shareholders	$(0.01)	$0.01	$0.00	$0.02

Weighted Average Common Shares Outstanding:
Basic	198,878,496	196,360,325	198,186,963	184,394,561
Diluted	201,750,248	196,360,325	201,593,067	184,394,561

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Non-GAAP Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as loss from impairment of assets and depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations.  We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP.  As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•	adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•	adding back amortization of deferred financing costs;
•	making adjustments for the amortization of original issue discount/premium;
•	adding back non-cash stock expense;
•	adding back acquisition and terminated transaction expenses;
•	adding back FFO attributed to our partners in consolidated joint ventures; and
•	making adjustments to ground lease payments, which are required by GAAP to be amortized on a straight-line basis over the term of the lease, to reflect the actual lease payment.

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FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors.  We present FFO and AFFO applicable to common shares and Partnership units because our Partnership units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and Partnership units.

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 9

Certain amounts related to depreciation and amortization and depreciation and amortization from discontinued operations in the prior year FFO reconciliation have been recast to conform to the current year presentation.  In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.  The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

Net (loss) income applicable to common shares	$(1,126)	$2,673	$65	$5,092
Loss allocated to noncontrolling interest	(164)	(279)	(628)	(223)
(Income) loss from unconsolidated joint ventures	(227)	1,431	21	1,971
Gain on hotel acquisition	-	-	(12,108)	-
Loss (gain) on disposition of hotel properties	11	183	(1,032)	(11,269)
Loss from impairment of depreciable assets	6,591	-	10,314	-
Depreciation and amortization	14,572	12,488	41,156	35,611
Depreciation and amortization from discontinued operations	2,238	2,231	7,037	6,719
Funds from consolidated hotel operations applicable to common shares and Partnership units	21,895	18,727	44,825	37,901

Income (loss) from unconsolidated joint venture investments	227	(1,431)	(21)	(1,971)
Loss from remeasurement of investment in unconsolidated joint ventures	-	1,668	-	1,892
Depreciation and amortization of purchase price in excess of historical cost	148	161	449	738
Interest in depreciation and amortization of unconsolidated joint ventures	1,700	1,507	4,294	4,211
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	2,075	1,905	4,722	4,870

Funds from Operations applicable to common shares and Partnership units	23,970	20,632	49,547	42,771

Add:
Non-cash extinguishment of issuance costs upon redemption of series A preferred stock	-	-	2,250	-
Non-cash stock compensation expense	1,992	1,923	6,819	6,322
Acquisition and terminated transaction costs	27	86	803	1,168
Amortization of deferred financing costs	755	824	2,133	2,325
Amortization of discounts and premiums	(212)	(215)	(632)	(218)
Deferred financing costs written off in debt extinguishment	-	3	545	249
Straight-line amortization of ground lease expense	1	2	3	38
Real estate taxes expense related to reassessment of prior period assessment	-	-	434	-

Adjusted Funds from Operations	$26,533	$23,255	$61,902	$52,655

AFFO per Diluted Weighted Average Common Shares and Units Outstanding	$0.13	$0.11	$0.30	$0.27

Diluted Weighted Average Common Shares and Units Outstanding	208,664,964	206,565,787	208,579,071	194,666,980

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Adjusted EBITDA

Adjusted Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA) is a non-GAAP financial measure within the meaning of the Securities and Exchange Commission rules. Our interpretation of Adjusted EBITDA is that EBITDA derived from our investment in unconsolidated joint ventures should be added back to net income (loss) as part of reconciling net income (loss) to Adjusted EBITDA. Our Adjusted EBITDA computation may not be comparable to EBITDA or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, net income, cash flow, FFO and AFFO, as a measure of the company's operating performance.

HERSHA HOSPITALITY TRUST
Adjusted EBITDA
(in thousands)
		Three Months Ended				Nine Months Ended
		September 30, 2013		September 30, 2012		September 30, 2013		September 30, 2012

Net (loss) income applicable to common shareholders	S	(1,126)	S	2,673	S	65	S	5,092
(Income) loss from unconsolidated joint ventures		(227)		1,431		21		1,971
Gain on hotel acquisition		-		-		(12,108)		-
Gain on disposition of hotel properties		11		183		(1,032)		(11,269)
Loss from impairment of assets		6,591		-		10,314		-
Loss allocated to noncontrolling interest		(164)		(279)		(628)		(223)
Non-operating interest income		(11)		(28)		(57)		(56)
Distributions to Preferred Shareholders		3,589		3,500		11,022		10,500
Interest expense from continuing operations		10,528		9,387		29,573		27,863
Interest expense from discontinued operations		1,266		1,762		3,779		6,411
Extinguishment of issuance costs upon redemption of series A preferred stock		-		-		2,250		-
Income tax benefit		(2,375)		-		(2,282)		-
Deferred financing costs written off in debt extinguishment		-		3		545		249
Depreciation and amortization from continuing operations		14,572		12,488		41,156		35,611
Depreciation and amortization from discontinued operations		2,238		2,231		7,037		6,719
Acquisition and terminated transaction costs		27		86		803		1,168
Non-cash stock compensation expense		1,992		1,923		6,819		6,322
Straight-line amortization of ground lease expense		1		2		3		38
Real estate taxes expense related to reassessment of prior period assessment		-		-		434		-

Adjusted EBITDA from consolidated hotel operations		36,912		35,362		97,714		90,396

Income (loss) from unconsolidated joint venture investments		227		(1,431)		(21)		(1,971)
Loss on remeasurement of investment in unconsolidated joint ventures		-		1,668		-		1,892
Depreciation and amortization of purchase price in excess of historical cost		148		161		449		738
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures		3,381		3,493		9,371		13,127

Adjusted EBITDA from unconsolidated joint venture operations		3,756		3,891		9,799		13,786

Adjusted EBITDA	S	40,668	S	39,253	S	107,513	S	104,182

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 11

Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure and should not be relied on as a measure of performance for our portfolio of hotels taken as a whole.

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders.  These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s web site, www.hersha.com.

Contact:

Ashish Parikh, Chief Financial Officer

Phone:  215-238-1046

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 12